Exhibit 21
Emmis Communications Corporation
Listing of Subsidiaries

NAME UNDER WHICH
LEGAL NAME	ORGANIZATION	ENTITY DOES BUSINESS
Emmis Communications Corporation	IN	Emmis Communications Corporation
Emmis Operating Company	IN	Emmis Operating Company

Emmis Radio, LLC	IN	WKQX-FM, WLUP-FM, KPWR-FM, KZLA-FM, WQCD-FM, WQHT-FM, WRKS-FM, KKFR-FM, KIHT-FM, WRDA-FM, KSHE-FM, KPNT-FM, KFTK-FM

Emmis Television Broadcasting, L.P.	IN	KGMB-TV, WVUE-TV, WKCF-TV

Emmis Publishing, L.P.	IN	Atlanta Magazine, Texas Monthly, Country Sampler, Cincinnati Magazine, Indianapolis Monthly, Los Angeles Magazine

Emmis Indiana Broadcasting, L.P.	IN	WLHK-FM, WIBC-AM, WNOU-FM, WWVR-FM, WTHI-FM, WYXB-FM, Network Indiana

Emmis International Broadcasting Corporation	CA	Emmis International Broadcasting Corporation
Slager Radio Co. PLtd. (59.5%)	Hungary	Slager Radio Co. PLtd.
Slager Sales Kft.	Hungary	Slager Sales Kft.
d’Expres, a.s.	Slovakia	d’Expres, a.s
Expres Media	Slovakia	Expres Media
Expres Net	Slovakia	Expres Net
Emmis Belgium Broadcasting NV	Belgium	Emmis Belgium Broadcasting NV
Emmis Bulgarian Broadcasting EOOD	Bulgaria	Emmis Bulgarian Broadcasting EOOD
Emmis Meadowlands Corporation	IN	Emmis Meadowlands Corporation
Emmis Publishing Corporation	IN	Emmis Publishing Corporation
Emmis Television License, LLC	IN	Emmis Television License, LLC
Emmis Radio License, LLC	IN	Emmis Radio License, LLC
Emmis License Corporation of New York	CA	Emmis License Corporation of New York
Emmis Radio License Corporation of New York	CA	Emmis Radio License Corporation of New York
Emmis Enterprises, Inc.	IN	Emmis Enterprises, Inc.
Emmis Ventures, Inc.	IN	Emmis Ventures, Inc.
Mediatex Communications Corporation	IN	Mediatex Communications Corporation
Los Angeles Magazine Holding Company, Inc.	IN	Los Angeles Magazine Holding Company, Inc.
Radio Austin Management, L.L.C.	TX	Radio Austin Management, L.L.C.

Emmis Austin Radio Broadcasting Company, L.P.	TX	KLBJ-AM, KLBJ-FM, KDHT-FM, KGSR-FM, KROX-FM, KBPA-FM

CIUDAD, LLC	IN	CIUDAD, LLC
Footnotes

*	Emmis Communications Corporation directly or indirectly owns 100% of all entities except as otherwise noted.

[1]	Emmis Radio, LLC operates all our radio stations except for the stations held by Emmis Indiana Broadcasting, L.P. and Emmis Austin Radio Broadcasting Company, L.P.

[2]	Emmis Television Broadcasting, L.P. operates all our television stations

[3]	Emmis Publishing, L.P. publishes Indianapolis Monthly, Atlanta Magazine, Cincinnati Magazine, Country Sampler, Texas Monthly and Los Angeles Magazine.

[4]	Emmis Indiana Broadcasting, L.P. operates all our Indiana radio stations WIBC-AM, WLHK-FM, WNOU-FM, WYXB-FM, WTHI-FM, WWVR-FM, Network Indiana,

[5]	Emmis Television License, LLC holds all our television FCC licenses

[6]	Emmis Radio License, LLC holds all our radio FCC licenses except for the WRKS-FM licenses which are held by Emmis Radio License Corporation of New York and the WQHT-FM licenses which are held by Emmis License Corporation of New York.